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                                                                    EXHIBIT 99.1



[SHEFFIELD LOGO]


NEWS RELEASE

For further information contact:

Thomas M. Fitzgerald, President & CEO
Sheffield Pharmaceuticals, Inc.
(585) 292-0310


                              FOR IMMEDIATE RELEASE


SHEFFIELD PHARMACEUTICALS, INC. REPORTS RESULTS FOR THE FIRST QUARTER OF 2003

ROCHESTER, NY - MAY 13, 2003 -- Sheffield Pharmaceuticals, Inc. (AMEX:SHM) today announced its financial results for the first quarter of 2003. The Company reported a net loss of $.9 million, or $.05 per share, for the first quarter of 2003 compared to a net loss of $3.1 million, or $.13 per share, for the first quarter of 2002. At March 31, 2003, total assets were $1.2 million, of which $.2 million was cash and cash equivalents. The Company's long-term debt was $10.5 million.

The decreased net loss of $2.2 million for the first quarter of 2003 primarily resulted from higher general and administrative ("G&A") expenses in the first quarter of 2002 due to expanded business development activities in the areas of licensing and partnering of the Company's development products, activities related to potential acquisitions of complementary pulmonary delivery technologies and companies, as well as costs associated with the departure of certain executive officers. The lower net loss also reflects lower development expenses related to the Company's unit dose budesonide product, lower Premaire(R) development costs as well as reduced formulation work on the Premaire(R) budesonide product, lower Tempo(TM) development costs resulting from finalizing the industrialization of the device in the first half of 2002 for Phase I and II trials and reduced R&D administrative costs. This is offset by increased interest expense reflecting higher average borrowing levels in 2003 as compared to 2002.

As of March 31, 2003, the Company had cash and equivalents of approximately $.2 million and accounts payable and accrued liabilities of $3.1 million. Unless the Company is able to raise significant capital ($1 million to $2.5 million) within the next 60 days, management believes that it is unlikely that the Company will be able to meet its obligations as they become due and to continue as a going concern. To meet this capital requirement, the Company is evaluating various financing alternatives including, but not limited to, private offerings of the Company's securities, other debt financings, collaboration and licensing arrangements with other companies, and the sale of non-strategic assets and/or technologies to third parties. Should the Company be unable to meet its capital requirement through one or more of the above-mentioned financing alternatives, the Company may file for bankruptcy or similar protection under the 1978 Bankruptcy Code and the basis of presentation of the Company's financial statements will be adjusted to reflect a liquidation basis of accounting.



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Sheffield Pharmaceuticals, Inc. provides innovative, cost-effective pharmaceutical therapies by combining state-of-the-art pulmonary drug delivery technologies with existing and emerging therapeutic agents. Sheffield is developing a range of products to treat respiratory and systemic diseases using pressurized metered dose, solution-based and dry powder inhaler and formulation technologies, including its proprietary Premaire(R) Delivery System and Tempo(TM) Inhaler. Sheffield focuses on improving clinical outcomes with patient-friendly alternatives to inconvenient or sub-optimal methods of drug administration. Investors can learn more about Sheffield Pharmaceuticals on its Web site at www.sheffieldpharm.com.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements, including without limitation, statements containing the words "believes," anticipates," "intends," "plans," "expects" and words of similar import, involve risks and uncertainty. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, the Company's actual results could differ materially from the results anticipated in the forward-looking statements included in this press release. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties contained in the Company's Form 10-Q for the quarter ended March 31, 2003, and other documents filed by the Company with the Securities and Exchange Commission. The risks and uncertainties that could cause actual results to differ materially from the forward-looking statements include the difficulties of a development stage pharmaceutical company raising substantial additional capital (through financings or otherwise) in the current environment to fund its operations and the progress of development, government and regulatory approvals and licensing/commercialization of the Company's technologies. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                                       ###


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                SHEFFIELD PHARMACEUTICALS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

                                                                   THREE MONTHS ENDED
                                                                        MARCH 31,
                                                                2003                 2002
                                                            -----------           -----------
                                                            (Unaudited)           (Unaudited)

Revenues:
     Contract research revenue..................            $    75,000           $       -

Expenses:
     Research and development...................                250,250             1,153,790
     General and administrative.................                398,838             1,938,666
                                                            -----------           -----------
          Total expenses........................                649,088             3,092,456
                                                            -----------           -----------
Loss from operations............................               (574,088)           (3,092,456)
Interest income.................................                    179                 2,662
Interest expense................................               (320,110)             (149,831)
Minority interest in loss of subsidiary.........                 13,156               106,042
                                                            -----------           -----------
Net loss........................................            $  (880,863)          $(3,133,583)
                                                            ===========           ===========

Basic and diluted net loss per share of common
stock...........................................            $     (0.05)          $     (0.13)
                                                            ===========           ===========

Basic and diluted weighted average common shares
outstanding.....................................             29,563,712            29,024,008
                                                            ===========           ===========


--------------------------------------------------------------------------------

BALANCE SHEET HIGHLIGHTS                              MARCH 31,            DECEMBER 31,
                                                        2003                   2002
                                                     (Unaudited)
                                                    ------------           ------------

Cash and equivalents .....................          $    162,811           $    327,195

Current assets ...........................          $    574,114           $    835,314

Total assets .............................          $  1,243,984           $  1,514,658

Current liabilities ......................          $  5,433,437           $  5,022,929

Long-term debt ...........................          $ 10,500,000           $ 10,500,000

Stockholders' equity (deficit) ...........          $(16,243,182)          $(15,385,984)

Total liabilities and stockholders' equity          $  1,243,984           $  1,514,658